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EN POINTE TECHNOLOGIES, INC.
COMPUTATION OF EARNINGS PER COMMON SHARE
EXHIBIT 11

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                                                   Three Months ended          Nine Months ended
                      BASIC                             June 30,                    June 30,
      (in thousands, except per share data)      ----------------------      ----------------------
                                                   1998          1997          1998          1997
                                                 --------      --------      --------      --------
Net income                                        $  720        $1,461        $2,068        $3,972
                                                 --------      --------      --------      --------
                                                 --------      --------      --------      --------

Basis for computation of basic earnings
per common:

Beginning balance of shares outstanding            5,894         5,669         5,779         5,607

Weighted average number of shares
issued during the period                               4            24            88            62

                                                 --------      --------      --------      --------
Total weighted shares outstanding during period    5,898         5,693         5,867         5,669
                                                 --------      --------      --------      --------
                                                 --------      --------      --------      --------

Earnings per share                                $ 0.12        $ 0.26        $ 0.35        $ 0.70
                                                 --------      --------      --------      --------
                                                 --------      --------      --------      --------

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

                                                   Three Months ended          Nine Months ended
                     DILUTED                            June 30,                    June 30,
      (in thousands, except per share data)      ----------------------      ----------------------
                                                   1998          1997          1998          1997
                                                 --------      --------      --------      --------
Net income                                        $  720        $1,461        $2,068        $3,972
                                                 --------      --------      --------      --------
                                                 --------      --------      --------      --------

Basis for computation of diluted earnings per common and common equivalent share:

Weighted average number of shares
outstanding during period                          5,894         5,669         5,779         5,608

Weighted average (incremental) common
share equivalents after considering the effects
of options and warrants, exercised and
canceled during the period and after assumed
repurchase of treasury shares                         32           116           240           224

                                                 --------      --------      --------      --------
Total weighted shares                              5,926         5,785         6,019         5,832
                                                 --------      --------      --------      --------
                                                 --------      --------      --------      --------

Earnings per share                                $ 0.12        $ 0.25        $ 0.34        $ 0.68
                                                 --------      --------      --------      --------
                                                 --------      --------      --------      --------

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